Exhibit 5.1

[Letterhead of Vorys, Sater, Seymour and Pease LLP]

June 6, 2022

M/I Homes, Inc.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

Re:        M/I Homes, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to M/I Homes, Inc., an Ohio corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) debt securities of the Company, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), and which may include guarantees of the Debt Securities (the “Guarantees”) by certain of the direct and indirect subsidiaries of the Company (the “Guarantors”); (ii) common shares, par value $.01 per share (the “Common Shares”); (iii) preferred shares, par value $.01 per share (the “Preferred Shares”); (iv) Preferred Shares represented by depositary shares (the “Depositary Shares”); (v) warrants to purchase Debt Securities, Common Shares, Preferred Shares, Depositary Shares or units of two or more of such securities (the “Warrants”); (vi) rights to purchase Debt Securities, Common Shares, Preferred Shares or Depositary Shares offered to the Company’s security holders (the “Rights”); (vii) stock purchase contracts (the “Stock Purchase Contracts”); and (viii) units consisting of one or more Debt Securities, Guarantees, Common Shares, Preferred Shares, Depositary Shares, Warrants, Rights, Stock Purchase Contracts or any combination of such securities (the “Units”). The Debt Securities, Guarantees, Common Shares, Preferred Shares, Depositary Shares, Warrants, Rights, Stock Purchase Contracts and Units are collectively referred to herein as the “Securities.” The Securities may be offered from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Senior Debt Securities and any related Guarantees will be issued under a senior debt indenture, the form of which is attached as an exhibit to the Registration Statement, by and among the Company, such Guarantors as shall be named therein and a trustee to be identified therein, as the same may be amended or supplemented from time to time (the “Senior Debt Indenture”). The Subordinated Debt Securities and any related Guarantees will be issued under a

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subordinated debt indenture, the form of which is attached as an exhibit to the Registration Statement, by and among the Company, such Guarantors as shall be named therein and a trustee to be identified therein, as the same may be amended or supplemented from time to time (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”). The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between the Company and a financial institution to be identified therein as the depositary (each, a “Depositary”). The Company may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional interest of a Preferred Share represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a warrant agent to be identified therein (each, a “Warrant Agent”). The Rights will be issued under one or more rights agreements (each, a “Rights Agreement”) by and between the Company and a rights agent to be identified therein (each, a “Rights Agent”). The Stock Purchase Contracts will be issued under one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) by and between the Company and a stock purchase contract agent to be identified therein (each, a “Stock Purchase Contract Agent”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”) by and between the Company and a unit agent to be identified therein (each, a “Unit Agent”).

As such counsel, in rendering the opinions expressed below, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters and assumptions set forth herein, we are of the opinion that, as of the date hereof:

(1)      When the Senior Debt Indenture has been duly authorized, executed and delivered by the applicable trustee, the Company and any applicable Guarantors, the specific terms of a particular series of Senior Debt Securities and any related Guarantees have been duly established by supplemental indenture, Board resolution or officers’ certificate in accordance with the Senior Debt Indenture and applicable law, any such supplemental indenture has been duly authorized, executed and delivered by the applicable trustee, the Company and any applicable Guarantors and such Senior Debt Securities and any related Guarantees have been duly authorized, executed, authenticated, issued and delivered against receipt of the requisite consideration therefor in accordance with the terms of the Senior Debt Indenture and the applicable underwriting, purchase or similar agreement (the “Underwriting Agreement”) or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing

June 6, 2022

such Securities providing for such conversion or exercise as approved by the Board of Directors (or a duly authorized committee thereof) (the “Board”), such Senior Debt Securities will constitute valid and binding obligations of the Company, and any related Guarantees will constitute valid and binding obligations of the Guarantors.

(2)      When the Subordinated Debt Indenture has been duly authorized, executed and delivered by the applicable trustee, the Company and any applicable Guarantors, the specific terms of a particular series of Subordinated Debt Securities and any related Guarantees have been duly established by supplemental indenture, Board resolution or officers’ certificate in accordance with the Subordinated Debt Indenture and applicable law, any such supplemental indenture has been duly authorized, executed and delivered by the applicable trustee, the Company and any applicable Guarantors and such Subordinated Debt Securities and any related Guarantees have been duly authorized, executed, authenticated, issued and delivered against receipt of the requisite consideration therefor in accordance with the terms of the Subordinated Debt Indenture and the applicable Underwriting Agreement or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, such Subordinated Debt Securities will constitute valid and binding obligations of the Company and any related Guarantees will constitute valid and binding obligations of the Guarantors.

(3)      When the Board has taken all necessary corporate action to authorize the issuance and sale of Common Shares proposed to be sold by the Company and such Common Shares have been duly issued and delivered against receipt of the requisite consideration therefor in accordance with the terms of the applicable Underwriting Agreement or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, such Common Shares will be validly issued, fully paid and nonassessable.

(4)      When the Board has duly established a new series of Preferred Shares in accordance with the terms of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), and applicable law, including, without limitation, the proper filing of a certificate of amendment to the Articles with the Secretary of State of the State of Ohio relating to such series of Preferred Shares, the Board has taken all necessary corporate action to authorize the issuance and sale of the Preferred Shares proposed to be sold by the Company, and such Preferred Shares have been duly issued and delivered against receipt of the requisite consideration therefor in accordance with the terms of the applicable Underwriting Agreement or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, such Preferred Shares will be validly issued, fully paid and nonassessable.

(5)      When the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company, the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the Deposit Agreement and applicable law, the Board has taken all necessary corporate action to authorize the issuance of the underlying Preferred Shares,

June 6, 2022

and the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly authorized, executed, authenticated, issued and delivered against receipt of the requisite consideration therefor in accordance with the terms of the Deposit Agreement and the applicable Underwriting Agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement.

(6)      When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and applicable law, the Board has taken all necessary corporate action to authorize the issuance of the underlying Securities and such Warrants have been duly authorized, executed, authenticated, issued and delivered against receipt of the requisite consideration therefor in accordance with the terms of the Warrant Agreement and the applicable Underwriting Agreement, such Warrants will constitute valid and binding obligations of the Company.

(7)      When the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the Rights Agent and the Company, the specific terms of a particular issuance of Rights have been duly established in accordance with the Rights Agreement and applicable law, the Board has taken all necessary corporate action to authorize the issuance of the underlying Securities and such Rights have been duly authorized, executed, authenticated, issued and delivered against receipt of the requisite consideration therefor in accordance with the terms of the Rights Agreement and the applicable Underwriting Agreement, such Rights will constitute valid and binding obligations of the Company.

(8)      When the Stock Purchase Contract Agreement to be entered into in connection with the issuance of any Stock Purchase Contracts has been duly authorized, executed and delivered by the Stock Purchase Contract Agent and the Company, the specific terms of a particular issuance of Stock Purchase Contracts have been duly established in accordance with the Stock Purchase Contract Agreement and applicable law, the Board has taken all necessary corporate action to authorize the issuance of the underlying Securities and such Stock Purchase Contracts have been duly authorized, executed, authenticated, issued and delivered against receipt of the requisite consideration therefor in accordance with the terms of the Stock Purchase Contract Agreement and the applicable Underwriting Agreement, such Stock Purchase Contracts will constitute valid and binding obligations of the Company.

(9)      When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company, the specific terms of a particular issuance of Units have been duly established in accordance with the Unit Agreement and applicable law, the Board has taken all necessary corporate action to authorize the issuance of the underlying Securities and such Units have been duly authorized, executed, authenticated, issued and delivered against receipt of the requisite consideration

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therefor in accordance with the terms of the Unit Agreement and the applicable Underwriting Agreement, such Units will constitute valid and binding obligations of the Company.

The opinions set forth in paragraphs (1), (2), (5), (6), (7), (8) and (9) above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the enforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) any requirement that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant applicable law.

We express no opinion (i) concerning the enforceability of (a) the waiver of rights or defenses contained in the Indentures, the Debt Securities or the Guarantees or (b) the Guarantees to the extent that the obligations underlying the Guarantees are materially modified without the consent of the applicable Guarantor or (ii) with respect to whether acceleration of the Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

To the extent that the obligations of the Company or any applicable Guarantor under any Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement, Stock Purchase Contract Agreement or Unit Agreement may be dependent upon such matters, we assume for purposes of this opinion that each trustee, Depositary, Warrant Agent, Rights Agent, Stock Purchase Contract Agent or Unit Agent, as applicable, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each trustee, Depositary, Warrant Agent, Rights Agent, Stock Purchase Contract Agent or Unit Agent will be duly qualified to engage in the activities contemplated by the applicable Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement, Stock Purchase Contract Agreement or Unit Agreement; that each Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement, Stock Purchase Contract Agreement or Unit Agreement will be duly authorized, executed and delivered by the applicable trustee, Depositary, Warrant Agent, Rights Agent, Stock Purchase Contract Agent or Unit Agent and will constitute the legal, valid and binding obligation of such trustee, Depositary, Warrant Agent, Rights Agent, Stock Purchase Contract Agent or Unit Agent enforceable against such trustee, Depositary, Warrant Agent, Rights Agent, Stock Purchase Contract Agent or Unit Agent in accordance with its terms; that each trustee, Depositary, Warrant Agent, Rights Agent, Stock Purchase Contract Agent or Unit Agent will be in compliance, at all applicable times and in all respects material to the applicable Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement, Stock Purchase Contract Agreement or Unit Agreement, with all applicable laws and regulations; and that each trustee, Depositary, Warrant Agent, Rights Agent, Stock Purchase

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Contract Agent or Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture, Deposit Agreement, Warrant Agreement, Rights Agreement, Stock Purchase Contract Agreement or Unit Agreement.

In rendering the foregoing opinions, we have assumed that at the time of the issuance and sale of any of the Securities: (i) the Registration Statement, and any amendments thereto, will have become effective and such effectiveness will not have been terminated or rescinded; (ii) a Prospectus Supplement describing the Securities, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the Board and the authorized governing bodies of the Guarantors, as applicable, will have duly established the terms of the Securities and duly authorized the issuance and sale of the Securities, in each case in accordance with the Articles or the constituent organizational documents of the Guarantors, as applicable, and applicable law and such authorization will be in full force and effect; (iv) the Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement; (v) there shall not have occurred any change in law affecting the validity of the Securities; (vi) any Securities, including Common Shares or Preferred Shares issuable upon conversion, exchange, or exercise of any other Security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company; (vii) with respect to Common Shares, there will be sufficient Common Shares authorized under the Articles, as in effect at the relevant time, and not otherwise reserved for issuance; (viii) with respect to Preferred Shares, there will be sufficient Preferred Shares authorized under the Articles, as in effect at the relevant time, and not otherwise reserved for issuance; (ix) with respect to Senior Debt Securities and any related Guarantees, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the applicable trustee on Form T-1 shall have been properly filed with the Commission and the Indenture shall have been duly qualified under the TIA; and (x) with respect to Subordinated Debt Securities and any related Guarantees, the applicable trustee shall have been qualified under the TIA, a Statement of Eligibility of the applicable trustee on Form T-1 shall have been properly filed with the Commission and the Indenture shall have been duly qualified under the TIA. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, the issuance and delivery of any such Securities, or the compliance by the Company or any applicable Guarantor with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any applicable Guarantor or any restriction imposed by any court or governmental body having jurisdiction over the Company or any applicable Guarantor.

The opinions expressed herein are limited to the laws of the State of Ohio and, solely with respect to the opinions set forth above in paragraphs (1) and (2), the laws of the States of Delaware, Florida, Indiana, Maryland, New York and Ohio, and we express no opinion with respect to the effect of the laws of any other jurisdiction.

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The opinions expressed herein are based upon the law and circumstances as they are in effect on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretation thereof with respect to circumstances or events that may occur subsequent to the date hereof.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP